Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Bryn Mawr Bank Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-144280, 333-143445, 333-119958, 333-76244, 333-57415, 033-61881, 333-168072 and 333-182435) on Forms S-8, registration statement (No. 333-163874) on Form S-4, and registration statements (Nos. 333-177109 and 333-180661 ) on Form S-3 of Bryn Mawr Bank Corporation (the “Corporation”) of our reports dated March 15, 2013, with respect to the consolidated balance sheets of Bryn Mawr Bank Corporation and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, cash flows and changes in shareholders’ equity for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on
Form 10-K of the Corporation.

Philadelphia, Pennsylvania

March 15, 2013